UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Overview of Restructuring Transaction

On March 15, 2017, EXCO Resources, Inc. (the “Company”) completed a series of transactions to improve its capital structure, including the issuance of $300.0 million in aggregate principal amount of 8.0% / 11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022 (the “1.5 Lien Notes”) and the exchange of an aggregate of approximately $682.8 million principal amount of its outstanding indebtedness under (i) the Term Loan Credit Agreement, dated as of October 19, 2015, by and among the Company, as borrower, certain subsidiaries, the lenders party thereto, Hamblin Watsa Investment Counsel Ltd. (“Hamblin Watsa”), as administrative agent, and Wilmington Trust, National Association, as collateral trustee (the “Fairfax Term Loan”), and (ii) the Term Loan Credit Agreement, dated as of October 19, 2015, by and among the Company, as borrower, certain subsidiaries, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral trustee (the “Exchange Term Loan,” and together with the Fairfax Term Loan, the “Second Lien Term Loans”), for approximately $682.8 million in aggregate principal amount of new 1.75 Lien Term Loans (such term loans, the “1.75 Lien Term Loans,” and such exchange, the “Second Lien Term Loan Exchange”). As a result of the Second Lien Term Loan Exchange, the Fairfax Term Loan was deemed satisfied and paid in full and was terminated. In connection with the Second Lien Term Loan Exchange, the credit agreement governing the Exchange Term Loan was amended to eliminate substantially all of the covenants and events of default included therein.

The 1.5 Lien Notes were issued to certain affiliates of Hamblin Watsa and Fairfax Financial Holdings Limited (“Fairfax”), Energy Strategic Advisory Services LLC (“ESAS”), certain affiliates of Oaktree Capital Management, LP (“Oaktree”) and Gen IV Investment Opportunities, LLC and certain of its affiliates (“Gen IV,” and collectively with Hamblin Watsa, Fairfax, ESAS and Oaktree, the “Commitment Parties”). Certain affiliates of Hamblin Watsa and Fairfax, ESAS, and Gen IV and certain of its affiliates, as lenders of the Second Lien Term Loans, also participated in the Second Lien Term Loan Exchange. For additional information, see “Related Party Information” below.

The proceeds from the issuance of the 1.5 Lien Notes were utilized to repay all of the outstanding indebtedness under the Company’s Amended and Restated Credit Agreement, dated as of July 31, 2013, as amended (the “EXCO Resources Credit Agreement”), as well as to pay transaction fees and expenses and for other general corporate purposes.

In addition, in connection with these transactions, the EXCO Resources Credit Agreement was amended to reduce the borrowing base to $150.0 million, permit the issuance of the 1.5 Lien Notes and the 1.75 Lien Term Loans and modify certain financial covenants.

1.5 Lien Notes Offering

On March 15, 2017, the Company entered into a Purchase Agreement, dated as of March 15, 2017 (the “Note Purchase Agreement”), by and among the Company, the subsidiary guarantors named therein and certain purchasers named therein (the “Purchasers”), pursuant to which the Company issued for cash to the Purchasers $300.0 million in aggregate principal amount of the 1.5 Lien Notes in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Note Purchase Agreement contains customary representation and warranties by the Company and the Purchasers and customary indemnification obligations of the Company and the subsidiary guarantors named therein to the Purchasers.

In connection with the issuance of the 1.5 Lien Notes, on March 15, 2017, the Company also issued to the Purchasers warrants representing the right to purchase an aggregate of 322,580,645 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.93 per share (representing a 33.3% premium to the trailing 30-day volume weighted average price of the Common Stock ending on February 28, 2017) (the “1.5 Lien Notes Warrants”). In addition, the Company issued the Commitment Parties, as parties who agreed to backstop the offering of the 1.5 Lien Notes, a backstop commitment fee of 3% of the aggregate principal amount of the 1.5 Lien Notes in the form of either (i) warrants representing the right to purchase an aggregate of 6,471,433 shares of Common Stock at an exercise price of $0.01 per share (the “Commitment Fee Warrants”) (with the per share value of the Common Stock based on $0.70, which was the 30 day volume weighted average price of the Common Stock ending on February 28, 2017) or (ii) an aggregate of approximately $4.5 million in cash. The backstop commitment fee was paid in connection with a Backstop Commitment Fee Election Letter and Preemptive Right (each, a “Backstop Fee Letter”) with each of the Commitment Parties, pursuant to which the Commitment Parties each made an election to receive the backstop fee in the form of Commitment Fee Warrants or cash.

Under the terms of the Backstop Fee Letters, each Commitment Party was also granted a contractual preemptive right that provides each Commitment Party with the right, so long as such Commitment Party is the holder of any 1.5 Lien Notes Warrants, to purchase all or any portion of Common Stock that the Company proposes to issue in an offering for cash in the future (other than shares to be issued to directors, officers, employees and consultants in connection with their service as such), pro rata in proportion to their ownership stake in the Company based on the amount of Common Stock they would own as if their respective 1.5 Lien Notes Warrants had been exercised immediately prior to such offering (such rights, the “Preemptive Rights”). The Commitment Parties may not exercise their respective Preemptive Rights to the extent that it would result in the offering of Common Stock requiring the Company to seek any regulatory approvals prior to such offering (excluding approvals required by the Securities and Exchange Commission (the “SEC”) but including approvals required by the New York Stock Exchange (“NYSE”)); provided, however, that if the Preemptive Rights cannot be fully exercised as a result of such limitation, the Company must use reasonable best efforts to obtain such regulatory approvals.

The Company received gross proceeds of approximately $300.0 million from the issuance of the 1.5 Lien Notes. The Company used the proceeds to repay all of the outstanding indebtedness under the EXCO Resources Credit Agreement, which was approximately $253.6 million, as well as to pay for transaction fees and expenses and for other general corporate purposes.

The foregoing description of the Note Purchase Agreement and the Backstop Fee Letters does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement and the form of Backstop Fee Letter, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

1.5 Lien Notes Indenture

The 1.5 Lien Notes are governed by an Indenture, dated as of March 15, 2017, by and among the Company, certain of its subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee and collateral trustee (the “Indenture”). The Indenture provides that the 1.5 Lien Notes will mature on March 20, 2022. Pursuant to the Indenture, interest accrues at a cash interest rate of 8% per annum and interest will be payable on March 20 and September 20 of each year, commencing on

September 20, 2017. Under the terms of the Indenture, the Company may, at its discretion prior to December 31, 2018 and subject to certain limitations thereafter, make payment-in-kind (“PIK”) interest payments on the 1.5 Lien Notes in shares of its Common Stock or in issuances of additional 1.5 Lien Notes at a PIK interest rate of 11% per annum, as further described below under “PIK Payments.” The cash interest rate of the 1.5 Lien Notes will increase from 8% per annum to 15% per annum, and the PIK interest rate will increase from 11% per annum to 20% per annum, if, by September 30, 2017 (or by November 30, 2017, in the event the Proxy Statement (as defined below) is reviewed by the SEC), the Company does not obtain shareholder approval of (i) the issuance of its Common Stock as PIK interest payments and the issuance of the Common Stock underlying the Warrants for purposes of Section 312.03 of the NYSE Listed Company Manual, to the extent that the Common Stock remains listed on the NYSE and such approval is required for such issuances, and (ii) an amendment to the Company’s Amended and Restated Certificate of Formation to (a) increase the total number of shares of Common Stock that the Company is authorized to issue or (b) effect a reverse stock split; provided, however, that the Company may waive, in its sole discretion, the requirement to obtain approval of the amendment to its Amended and Restated Certificate of Formation (such approvals, the “Requisite Shareholder Approval”).

The 1.5 Lien Notes are jointly and severally guaranteed by all of the Company’s subsidiaries that guarantee the Company’s indebtedness under the EXCO Resources Credit Agreement and the indebtedness under the Second Lien Term Loans, and are secured by second priority liens on substantially all of the assets of the Company and such guarantors. The 1.5 Lien Notes rank pari passu in right of payment with one another and all of the Company’s other existing and future senior indebtedness, including the Company’s debt under the EXCO Resources Credit Agreement, the 1.75 Lien Term Loans (as defined below), the remaining outstanding portion of the Exchange Term Loan and the Company’s 7.5% Senior Unsecured Notes due September 15, 2018 (“2018 Notes”) and 8.5% Senior Unsecured Notes due April 15, 2022 (“2022 Notes”). However, because the debt under the EXCO Resources Credit Agreement has a priority claim to the collateral securing the 1.5 Lien Notes pursuant to the Intercreditor Agreement (as defined below), the 1.5 Lien Notes will rank (i) contractually junior to the Company’s debt under the EXCO Resources Credit Agreement and any other first lien obligations (subject to the terms of the Intercreditor Agreement described below), (ii) pari passu with one another, (iii) contractually senior to the 1.75 Lien Term Loans, the remaining outstanding portion of the Exchange Term Loan and any future third lien obligations and (iv) structurally senior to all of the Company’s existing and future unsecured senior indebtedness, including the Company’s 2018 Notes and 2022 Notes, in each case to the extent of the value of the collateral securing the 1.5 Lien Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

1.75 Lien Term Loans and Second Lien Term Loan Exchange

In connection with the offering of the 1.5 Lien Notes, on March 15, 2017, the Company completed the Second Lien Term Loan Exchange whereby approximately $682.8 million in aggregate principal amount of its outstanding Second Lien Term Loans, consisting of all of the outstanding indebtedness under the Fairfax Term Loan and approximately $382.8 million in aggregate principal amount of the Exchange Term Loan, were exchanged for approximately $682.8 million in aggregate principal amount of new 1.75 Lien Term Loans, pursuant to a Purchase Agreement, dated March 15, 2017, by and among the Company, Hamblin Watsa, as administrative agent under the Fairfax Term Loan, Wilmington Trust, National Association, as administrative agent under the Exchange Term Loan, and each of the exchanging lenders party thereto (the “Exchange Agreement”). The 1.75 Lien Term Loans were issued pursuant to a 1.75 Lien Term Loan Credit Agreement, dated as of March 15, 2017, by and among the Company, certain of its subsidiaries, as guarantors, and Wilmington Trust, National

Association, as administrative agent and collateral trustee (the “1.75 Lien Term Loan Credit Agreement”). Certain affiliates of Hamblin Watsa and Fairfax, ESAS and Gen IV and certain of its affiliates, as lenders of the Second Lien Term Loans, participated in the Second Lien Term Loan Exchange. For additional information, see “Related Party Information” below.

Under the terms of the Second Lien Term Loan Exchange, each exchanging Second Lien Term Loan lender received $1,000 in aggregate principal amount of 1.75 Lien Term Loans for every $1,000 in aggregate principal amount of Second Lien Term Loans tendered by such exchanging lender. In addition, the Company issued the exchanging Second Lien Term Loan lenders, at their election, either (i) warrants representing the right to purchase an aggregate of 19,883,077 shares of Common Stock at an exercise price of $0.01 per share (the “Amendment Fee Warrants,” and collectively with the 1.5 Lien Notes Warrants and Commitment Fee Warrants, the “Warrants”) (with the number of shares of Common Stock underlying such Amendment Fee Warrants based on 10% of the Company’s fully-diluted outstanding Common Stock on March 15, 2017 after giving effect to the issuance of Common Stock underlying the Amendment Fee Warrants and the Commitment Fee Warrants, but prior to giving effect to the issuance of the 1.5 Lien Notes Warrants and any PIK interest payments in Common Stock and subject to pro rata reduction for any lender who elects to receive cash instead of Amendment Fee Warrants) or (ii) approximately $8.6 million in cash as a consent fee for agreeing to certain amendments to the agreements governing the Exchange Term Loan (as further described below).

As a result of the Second Lien Term Loan Exchange, the Fairfax Term Loan was deemed satisfied and paid in full and was terminated. In addition, pursuant to the terms of the Second Lien Term Loan Exchange, each exchanging lender of the Exchange Term Loan consented to the entry into an amendment to the agreement governing the Exchange Term Loan to eliminate substantially all of the covenants and events of default included therein (the “Exchange Term Loan Amendment”). The Exchange Term Loan Amendment became effective on March 15, 2017 in connection with the closing of the Second Lien Term Loan Exchange. Following the Second Lien Term Loan Exchange, the Company has approximately $17.2 million in aggregate principal amount of Second Lien Term Loans outstanding, consisting entirely of the remaining portion of the Exchange Term Loan.

The terms of the 1.75 Lien Term Loans are governed by the 1.75 Lien Term Loan Credit Agreement, which provides that the 1.75 Lien Term Loans will mature on October 26, 2020. Pursuant to the 1.75 Lien Term Loan Credit Agreement, interest accrues at a cash interest rate of 12.5% per annum and interest will be payable March 20, June 20, September 20 and December 20 of each year, commencing on June 20, 2017. Under the terms of the 1.75 Lien Term Loan Credit Agreement, the Company may, at its discretion prior to December 31, 2018 and subject to certain limitations thereafter, make PIK interest payments on the 1.75 Lien Term Loans in shares of its Common Stock or in issuances of additional 1.75 Lien Term Loans at a PIK interest rate of 15% per annum, as further described below under “PIK Payments.”

The 1.75 Lien Term Loans are jointly and severally guaranteed by all of the Company’s subsidiaries that guarantee the Company’s indebtedness under the EXCO Resources Credit Agreement and the Second Lien Term Loans, and are secured by third priority liens on substantially all of the assets of the Company and such guarantors. The 1.75 Lien Term Loans rank pari passu in right of payment with one another and all of the Company’s other existing and future senior indebtedness, including the Company’s debt under the EXCO Resources Credit Agreement, the 1.5 Lien Notes, the remaining outstanding portion of the Exchange Term Loan and the 2018 Notes and 2022 Notes. However, because the debt under the EXCO Resources Credit Agreement and the 1.5 Lien Notes have a priority claim to the collateral securing the 1.75 Lien Term Loans pursuant to the Intercreditor Agreement (as defined below), the 1.75 Lien Term Loans rank (i) contractually junior to the Company’s debt under the EXCO Resources Credit Agreement, the 1.5 Lien Notes and any other priority lien or second lien obligations (subject to the terms of the Intercreditor Agreement described below), (ii) pari passu with one another, (iii) contractually senior to the remaining outstanding portion of the Exchange Term Loan and any future third lien obligations and (iv) structurally senior to all of the Company’s existing and future unsecured senior indebtedness, including the Company’s 2018 Notes and 2022 Notes, in each case to the extent of the value of the collateral securing the 1.75 Lien Term Loans.

The foregoing description of the Exchange Agreement, 1.75 Lien Term Loan Credit Agreement and the Exchange Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, 1.75 Lien Term Loan Credit Agreement and the Exchange Term Loan Amendment, copies of which are filed as Exhibits 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

PIK Payments

Each of the Indenture and the 1.75 Lien Term Loan Credit Agreement allow the Company, on the terms and conditions described below, to make PIK interest payments on the 1.5 Lien Notes and the 1.75 Lien Term Loans, as applicable, in shares of the Company’s Common Stock, or, in certain circumstances, additional 1.5 Lien Notes or 1.75 Lien Term Loans, as applicable.

Under the Indenture and the 1.75 Lien Term Loan Credit Agreement, the price of the Company’s Common Stock for determining PIK payments is based on the trailing 20-day volume weighted average price as at the end of the Determination Date (as defined in the Indenture or the 1.75 Lien Term Loan Credit Agreement, as applicable).

The Company’s ability to make PIK payments in Common Stock under the 1.5 Lien Notes and 1.75 Lien Term Loans is subject to the following conditions: (i) the Company shall have received the Requisite Shareholder Approval, (ii) the issuance of Common Stock as a PIK payment shall not result in a beneficial owner of the 1.5 Lien Notes or 1.75 Lien Term Loans, as applicable, such beneficial owner’s affiliates and any person subject to aggregation with such beneficial owner or its affiliates under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), beneficially owning (as defined in Rules 13d-3 or 13d-5 under the Exchange Act, except that for purposes of this clause (ii) such holder shall be deemed to have “beneficial ownership” of all shares that any such holder has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting capital stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets) (such limitation on beneficial ownership, the “Beneficial Ownership Limitation”), (iii) the number of shares of Common Stock issued as a PIK payment shall not exceed the amount of Common Stock that the Company is authorized to issue under its Amended and Restated Certificate of Formation, (iv) the Common Stock issued as a PIK payment shall be (a) listed on the NYSE or any other exchange on which the Common Stock is then listed or the over the counter market and (b) duly authorized, validly issued and non-assessable, and the issuance of such PIK Common Stock shall not be subject to any preemptive or similar rights and (v) the Company’s Resale Registration Statement (as defined in the Indenture or 1.75 Lien Term Loan Credit Agreement, as applicable) shall have been declared effective by the SEC subject to the requirements of the Registration Rights Agreement (as defined below). If the foregoing conditions are not met and the Company otherwise has the ability to elect to make PIK interest payments, the Company may make PIK interest payments in additional 1.5 Lien Notes or 1.75 Lien Term Loans, as applicable.

Prior to December 31, 2018, the Company may make PIK payments in its Common Stock on the 1.5 Lien Notes and the 1.75 Lien Term Loans in its sole discretion, subject to the receipt of the Requisite Shareholder Approval. After December 31, 2018, the Company is permitted to make PIK payments only in the following percentages of interest due based on its liquidity, which is defined as (i) the sum of (a) the Company’s unrestricted cash and cash equivalents and (b) any amounts available to be borrowed under the EXCO Resources Credit Agreement (to the extent then available) less (ii) the face amount of any letters of credit outstanding under the EXCO Resources Credit Agreement (“Liquidity”):

Liquidity Level	PIK Payment Percentage
Less than $150 million	100%
$150 million or greater but less than $175 million	75%
$175 million or greater but less than $200 million	50%
$200 million or greater but less than $225 million	25%
$225 million or greater	0%

Covenants, Events of Default and Other Material Provisions of the Indenture and 1.75 Lien Term Loan Credit Agreement

Subject to certain exceptions, the covenants under the Indenture and the 1.75 Lien Term Loans limit the ability of the Company and the ability of its subsidiary guarantors to, among other things:

•	pay dividends or make other distributions or redeem or repurchase the Company’s capital stock;

•	prepay, redeem or repurchase certain debt;

•	enter into agreements restricting the subsidiary guarantors’ ability to pay dividends to the Company or another subsidiary guarantor, make loans or advances to the Company or transfer assets to the Company;

•	engage in asset sales or substantially alter the business that the Company conducts;

•	enter into transactions with affiliates;

•	consolidate, merge or dispose of assets;

•	incur indebtedness and liens; and

•	enter into sale/leaseback transactions.

In addition, under the Indenture, the Company may only incur secured indebtedness senior to the 1.5 Lien Notes in excess of $150.0 million if the Company obtains consent from the holders of a majority in aggregate principal amount of the 1.5 Lien Notes. Certain affiliates of Hamblin Watsa and Fairfax currently hold a majority in aggregate principal amount of the 1.5 Lien Notes.

The Indenture provides that, prior to March 20, 2018 the Company may redeem the 1.5 Lien Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 1.5 Lien Notes redeemed plus an applicable make-whole premium. After March 20, 2018, the Company may redeem the 1.5 Lien Notes, in whole or in part, at the redemption rates set forth in the Indenture plus accrued and unpaid interest. Under the 1.75 Lien Credit Agreement, the portion of the 1.75 Lien Term Loans that were originally derived from the exchange of the Fairfax Term Loan (the “Fairfax Tranche”)

may not be voluntarily prepaid in whole or in part. However, the 1.75 Lien Credit Agreement allows the portion of the 1.75 Lien Term Loans that were originally derived from the exchange of the Exchange Term Loan (the “Exchange Tranche”) to be voluntarily prepaid, in whole or in part, at a price equal to 100% of the principal amount of amount of such repaid portion of 1.75 Lien Term Loans plus an applicable make-whole amount or premium, depending on whether such prepayment occurs prior to or after October 26, 2018.

Under the Indenture, an “Event of Default” shall give the holders of at least 25% of the aggregate principal amount of 1.5 Lien Notes then outstanding the right to declare the principal, premium, if any, interest and any other monetary obligations on all of the 1.5 Lien Notes to be due and payable immediately. In addition, an “Event of Default” under the Indenture would cause both the cash interest rate and PIK payment interest rate of the 1.5 Lien Notes to increase by 2% per annum. An “Event of Default” under the Indenture includes, among other things, a failure to make payments when they are due and the failure of the Company or the subsidiary guarantors, under certain circumstances, to comply with the obligations, covenants or agreements under the Indenture.

Under the 1.75 Lien Term Loan Credit Agreement, an “Event of Default” shall give the administrative agent, at the request of the majority of the lenders thereunder, the ability to (i) terminate the lenders’ commitments under the 1.75 Lien Term Loans and (ii) declare the outstanding indebtedness under the 1.75 Lien Term Loans due and payable in whole, including accrued and unpaid interest thereon. An “Event of Default” under the 1.75 Lien Term Loans includes, among other things, the failure to make payments when they are due, the material incorrectness of a representation or warranty made by the Company or its subsidiary guarantors at the time such representation or warranty was made and the failure to comply with restrictive covenants.

Pursuant to the Indenture, a “Change of Control” gives the holders of the 1.5 Lien Notes the right to require the Company to repurchase the 1.5 Lien Notes at 101% of the aggregate principal amount thereof outstanding, plus accrued and unpaid interest thereon to the date of the repurchase. In addition, under the 1.75 Lien Term Loan Credit Agreement, a “Change of Control” constitutes an “Event of Default,” which, subject to certain limitations, may allow the 1.75 Lien Term Loan lenders to declare the 1.75 Lien Term Loans to be due and payable, in whole or in part, including accrued but unpaid interest thereon, plus a make-whole payment with respect to the Fairfax Tranche.

Each of the Indenture and the 1.75 Lien Term Loan Credit Agreement also contain certain restrictions on the Company’s ability to engage in certain asset sales. In the event of such sales, the Company must generally either invest the net cash proceeds from such sales in its business within 360 days or make an offer to repay a portion of the 1.5 Lien Notes or 1.75 Lien Term Loans, as applicable, plus, in the case of the 1.75 Lien Term Loans, a make-whole payment (with respect to the Fairfax Tranche) or a premium (with respect to the Exchange Tranche).

Under the terms of the Indenture, the holders of the 1.5 Lien Notes agree not to sell, assign, transfer or dispose of 1.5 Lien Notes without the consent of Eligible Holders (as defined in the Indenture) holding a majority of the principal amount of 1.5 Lien Notes held by such Eligible Holders (which consent may be withheld in the sole and absolute discretion of the Eligible Holders) at any time prior to March 20, 2019. The Indenture also provides that a proposed transfer at any time on or after March 20, 2019 would be subject to a customary right of first refusal and tag-along right held by the Eligible Holders. Under the terms of the 1.75 Lien Term Loan Credit Agreement, any proposed transfer of 1.75 Lien Term Loans would be subject to a right of first refusal held by the Commitment Parties.

The Indenture also provides that the Company must meet certain Liquidity thresholds at the time that certain of its other outstanding indebtedness matures or it will incur an “Event of Default” under the

Indenture. On September 15, 2018, unless all of the 2018 Notes have been redeemed, repurchased or refinanced, then prior to any payment at maturity of the 2018 Notes, the Company must have Liquidity of at least $200.0 million. On October 26, 2020, unless all of the indebtedness under the remaining outstanding portion of the Exchange Term Loan and/or the 1.75 Lien Term Loan Credit Agreement shall have been redeemed, repurchased or refinanced, then prior to any payment at maturity of such indebtedness, the Company must have Liquidity of at least $200.0 million.

Warrants

In connection with the offering of the 1.5 Lien Notes and the Second Lien Term Loan Exchange, the Company issued the 1.5 Lien Notes Warrants, the Commitment Fee Warrants and the Amendment Fee Warrants, with the aggregate number of shares of Common Stock underlying such Warrants and the exercise price of such Warrants as follows:

Warrant Series	Aggregate Number of Shares of Common Stock Underlying Warrants	Per Share Exercise Price of Warrants
1.5 Lien Notes Warrants	322,580,645	$0.93
Commitment Fee Warrants	6,471,433	$0.01
Amendment Fee Warrants	19,883,077	$0.01

Of the total number of Warrants issued:

•	certain affiliates of Fairfax and Hamblin Watsa were issued 1.5 Lien Notes Warrants representing the right to purchase an aggregate of 162,365,599 shares of Common Stock, Commitment Fee Warrants representing the right to purchase an aggregate of 6,471,433 shares of Common Stock and Amendment Fee Warrants representing the right to purchase an aggregate of 19,412,035 shares of Common Stock;

•	ESAS was issued 1.5 Lien Notes Warrants representing the right to purchase an aggregate of 75,268,818 shares of Common Stock, a cash commitment fee of $2.1 million and a cash amendment fee of approximately $1.6 million; and

•	certain affiliates of Oaktree were issued 1.5 Lien Notes Warrants representing the right to purchase an aggregate of 42,473,119 shares of Common Stock and a cash commitment fee of approximately $1.2 million.

Each series of Warrants was issued under a different form of warrant agreement, but other than the per share exercise price of the Warrants and the persons to whom the Warrants were issued, the terms and conditions of the Warrants are substantially the same among all three series.

Subject to certain exceptions, no Warrants may be exercised unless and until the Company receives the Requisite Shareholder Approval. In addition, subject to certain exceptions and limitations, the Warrants may not be exercised if, as a result of such exercise, the beneficial ownership of such holder of such Warrant or its affiliates and any other person subject to aggregation with such holder or its affiliates under Section 13(d) and Section 14(d) of the Exchange Act would exceed the Beneficial Ownership Limitation.

Each of the Warrants has an exercise term of 5 years from the date that the Requisite Shareholder Approval is obtained and may be exercised by cash or cashless exercise, provided that the Company may require cashless exercise if the cash exercise of any Warrant would negatively impact the Company’s ability to utilize net operating losses for U.S. federal income tax purposes.

The 1.5 Lien Notes Warrants are subject to an anti-dilution adjustment in the event that the Company issues shares of Common Stock or Common Stock equivalents at an effective price per share less than the applicable exercise price of the 1.5 Lien Notes Warrants. The Commitment Fee Warrants and the Amendment Fee Warrants are subject to an anti-dilution adjustment in the event that the Company issues shares of Common Stock or Common Stock equivalents at an effective price per share less than $0.70 per share. In addition, all of the Warrants are subject to customary anti-dilution adjustments in the event of stock splits, dividends, subdivisions, combinations, reclassifications and other similar events.

The foregoing description of the 1.5 Lien Notes Warrants, Commitment Fee Warrants and Amendment Fee Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Financing Warrant, form of Commitment Fee Warrant and form of Amendment Fee Warrant, copies of which are filed as Exhibits 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Intercreditor Agreement

In connection with the 1.5 Lien Notes Offering and the Second Lien Term Loan Exchange, the Company entered into an amended and restated Intercreditor Agreement among JPMorgan Chase Bank, N.A., as original priority lien agent, and Wilmington Trust, National Association, as second lien collateral trustee and original third lien collateral agent, dated as of March 15, 2017 (the “Intercreditor Agreement”). The Intercreditor Agreement governs the relationship amongst the lenders under the EXCO Resources Credit Agreement, the 1.5 Lien Notes, the 1.75 Lien Term Loans and the remaining outstanding portion of the Exchange Term Loan with respect to the collateral securing such obligations and certain other matters. Pursuant to the Intercreditor Agreement, the lenders of the remaining outstanding portion of the Exchange Term Loan agreed to subordinate their security interest in the collateral to the interests of the holders of the 1.5 Lien Notes, the 1.75 Lien Term Loans and the lenders under EXCO Resources Credit Agreement. In addition, the lenders of the 1.75 Lien Term Loans agreed to subordinate their security interest in the collateral to the interests of the holders of the 1.5 Lien Notes and the lenders under the EXCO Resources Credit Agreement, and the holders of the 1.5 Lien Notes agreed to subordinate their security interest in the collateral to the lenders under the EXCO Resources Credit Agreement.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, a copy of which is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated by reference herein.

Collateral Trust Agreement

On March 15, 2017, in satisfaction of the Company’s obligations under the Indenture, the Company entered into a Collateral Trust Agreement, by and among the Company, the grantors and guarantors from time to time party thereto, Wilmington Trust, National Association, as trustee under the Indenture and as collateral trustee and the other parity lien debt representatives from time to time party thereto (the “1.5 Lien Notes Collateral Trust Agreement”). In addition, in satisfaction of the Company’s obligations under the 1.75 Lien Term Loan Credit Agreement, the Company entered into Amended and Restated Collateral Trust Agreement, dated as of March 15, 2017, by and among the Company, the grantors and guarantors from time to time party thereto, Wilmington Trust, National Association, as administrative agent under the 1.75 Lien Term Loan Credit Agreement and collateral trustee, and the other parity lien debt representatives from time to time party thereto (the “Amended and Restated Collateral Trust Agreement”), which amended and restated the Company’s prior Collateral Trust Agreement, dated October 26, 2015, in its entirety.

The 1.5 Lien Notes Collateral Trust Agreement and the Amended and Restated Collateral Trust Agreement each set forth the terms on which the holders of the 1.5 Lien Notes or 1.75 Lien Term Loans, as applicable, appointed the collateral trustee to receive, hold, maintain, administer and distribute the Collateral (as defined in the 1.5 Lien Notes Collateral Trust Agreement or Amended and Restated Collateral Trust Agreement, as applicable) and to enforce the terms of the 1.5 Lien Notes or the 1.75 Lien Term Loans, as applicable, for the benefit of the current and future holders of the Company’s secured obligations.

The foregoing description of the 1.5 Lien Notes Collateral Trust Agreement and the Amended and Restated Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the 1.5 Lien Notes Collateral Trust Agreement and the Amended and Restated Collateral Trust Agreement, copies of which are filed as Exhibits 10.10 and 10.11, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

Simultaneously with the closing of the 1.5 Lien Notes Offering and the Second Lien Term Loan Exchange, the Company entered into a registration rights agreement with the holders of the 1.5 Lien Notes, 1.75 Lien Term Loans and Warrants, dated as of March 15, 2017 (the “Registration Rights Agreement”), pursuant to which the Company agreed, upon certain terms and conditions, to register the resale of the Common Stock that the Company may issue pursuant to the PIK payment provisions in the 1.5 Lien Notes and 1.75 Lien Term Loans and the Common Stock underlying the Warrants by September 10, 2017 (or, if the Company has not obtained the Requisite Shareholder Approvals by that date, within 30 days of obtaining the Requisite Shareholder Approvals). In addition, the Registration Rights Agreement provides certain incidental “piggy-back” registration rights, which generally allow the holders of the 1.5 Lien Notes, 1.75 Lien Term Loans and Warrants to participate in registered offerings of the Company’s Common Stock that are initiated by the Company or on behalf of other holders of the Company’s securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated by reference herein.

Borrowing Base Redetermination

On March 8, 2017, the lenders under the EXCO Resources Credit Agreement completed their regular semi-annual redetermination of the borrowing base under the EXCO Resources Credit Agreement and determined to reduce the borrowing base from $325.0 million to $285.0 million. As previously disclosed, the Company had previously entered into limited consents under the EXCO Resources Credit Agreement to delay the regularly scheduled redeterminations of the borrowing base in the third and fourth quarters of 2016. As a result of these limited consents, the Company was limited to borrowing a maximum of $285.0 million under the EXCO Resources Credit Agreement but was permitted to rely on the $325.0 million borrowing base for purposes of complying with certain financial covenants in the EXCO Resources Credit Agreement.

Amendment to EXCO Resources Credit Agreement

On March 15, 2017, in connection with the 1.5 Lien Notes offering and the Second Lien Term Loan Exchange, the Company entered into the Seventh Amendment to the EXCO Resources Credit

Agreement (the “Seventh Amendment”), effective as of March 15, 2017. The Seventh Amendment amended the EXCO Resources Credit Agreement to, among other things, permit the 1.5 Lien Notes offering and the Second Lien Term Loan Exchange and the transactions related thereto, as well as amend certain restrictive covenants to provide the Company with additional financial flexibility. In addition, the Seventh Amendment decreased the amount of the borrowing base under the EXCO Resources Credit Agreement from $285.0 million to $150.0 million. The Seventh Amendment also provides that, upon certain asset sales, the borrowing base under the EXCO Resources Credit Agreement shall be automatically reduced by an amount equal to (i) at any time prior to the Asset Sale Termination Date (as defined in the EXCO Resources Credit Agreement), the net cash proceeds received by any credit party with respect to the asset sale, and (ii) at all other times, the Engineered Value of the Oil and Gas Interests (as defined in the EXCO Resources Credit Agreement) disposed of; provided, that with respect to an asset sale involving the disposition of the South Texas Properties (as defined in the EXCO Resources Credit Agreement), the borrowing base shall not be reduced to an amount less than $100.0 million.

The Seventh Amendment also included modifications to the Company’s financial covenants. Under the Seventh Amendment, the Company’s financial covenants include:

•	the Company’s Cash (as defined in the EXCO Resources Credit Agreement) plus unused commitments under the EXCO Resources Credit Agreement cannot be less than (i) $50.0 million as of the end of a fiscal month and (ii) $70.0 million as of the end of a fiscal quarter;

•	the Company’s Interest Coverage Ratio (as defined in the EXCO Resources Credit Agreement) must exceed a minimum of 1.75 to 1.0 for the fiscal quarter ending September 30, 2017 and 2.0 to 1.0 for fiscal quarters thereafter. The Consolidated EBITDAX (as defined in the EXCO Resources Credit Agreement) and Consolidated Interest Expense (as defined in the EXCO Resources Credit Agreement) utilized in this ratio are based on the most recent fiscal quarter ended multiplied by 4.0 as of September 30, 2017, the most recent two fiscal quarters ended multiplied by 2.0 as of December 31, 2017, the most recent three fiscal quarters ended multiplied by 4/3 as of March 31, 2018 and the trailing twelve month period for fiscal quarters ending thereafter. Under the Seventh Amendment, the definition of Consolidated Interest Expense was modified to include cash interest payments that are accounted for as reductions in the principal amount of indebtedness in accordance with Financial Accounting Standards Board Accounting Standards Codification 470-60. Consolidated Interest Expense is limited to payments in cash, and excludes payments in equity or additional indebtedness on the 1.5 Lien Notes and 1.75 Lien Term Loans; and

•	the Company’s ratio of Aggregate Revolving Credit Exposure (as defined in the EXCO Resources Credit Agreement) to Consolidated EBITDAX cannot exceed 1.2 to 1.0 as of the end of any fiscal quarter. Aggregate revolving credit exposure utilized in the Aggregate Revolving Credit Exposure Ratio includes borrowings and letters of credit under the EXCO Resources Credit Agreement.

In addition, the Seventh Amendment waived the requirement under the EXCO Resources Credit Agreement that the Company furnish its audited financial statements for the 2016 fiscal year within 90 days after the fiscal year end without a going concern or like qualification.

Under the terms of the Seventh Amendment, the borrowing base under the EXCO Resources Credit Agreement will remain subject to semi-annual review and redetermination by the lenders pursuant to the terms of the EXCO Resources Credit Agreement and the next redetermination of the borrowing base is scheduled to occur on or about November 1, 2017.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, a copy of which is filed as Exhibit 10.13 to this Current Report on Form 8-K and is incorporated by reference herein.

Related Party Information

Samuel A. Mitchell, a member of the Company’s Board of Directors, serves as a Managing Director of Hamblin Watsa, a wholly owned subsidiary of Fairfax. Fairfax is the beneficial owner of approximately 9.8% of the Company’s outstanding Common Stock.

C. John Wilder, the Executive Chairman of the Company’s Board of Directors, serves as the sole manager and has the power to direct the affairs of Bluescape Energy Partners III GP LLC, which serves as the general partner of and directs Bluescape Energy Recapitalization and Restructuring Fund III LP, the owner of ESAS. ESAS is the beneficial owner of approximately 6.5% of the Company’s outstanding Common Stock and the party to a services and investment agreement with the Company.

B. James Ford, a member of the Company’s Board of Directors, serves as a Senior Advisor of Oaktree. Oaktree is the beneficial owner of approximately 10.9% of the Company’s outstanding Common Stock.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the repayment and termination of the Fairfax Term Loan is incorporated by reference into this Item 1.02.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2017, the Company issued a press release announcing the closing of the 1.5 Lien Notes offering and the Second Lien Term Loan Exchange, as well as certain pro forma estimates of the impact of such transactions on the Company’s financial condition (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the 1.5 Lien Notes, the Indenture, the 1.75 Lien Term Loans, the 1.75 Lien Term Loan Credit Agreement and the Seventh Amendment is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the issuance of the Warrants is incorporated by reference into this Item 3.02. To the extent required by this Item 3.02, the information provided in Item 1.01 of this Current Report on Form 8-K related to the possible future issuances of Common Stock as PIK interest payments under the 1.5 Lien Notes and 1.75 Lien Term Loans is incorporated by reference into this Item 3.02.

The Warrants were issued, and any shares of Common Stock issued as PIK interest payments under the 1.5 Lien Notes and 1.75 Lien Term Loans will be issued, pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation S and Rule 506 of Regulation D thereunder.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The information provided in Item 2.02 of this Current Report on Form 8-K related to the Press Release is incorporated by reference into this Item 7.01.

* * * * *

Important Information for Investors and Shareholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

The Requisite Shareholder Approval matters are expected to be submitted to the shareholders of the Company for their consideration pursuant to a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that will be filed by the Company with the SEC and mailed to the Company’s shareholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS RELATED TO THE TRANSACTIONS DESCRIBED HEREIN THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REQUISITE SHAREHOLDER APPROVAL MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company will make available free of charge at www.excoresources.com (in the “Investor Relations” section), copies of materials it files with, or furnishes to, the SEC, or investors and shareholders may contact the Company at (214) 368-2084 to receive copies of documents that it files with or furnishes to the SEC.

Participants in the Proxy Solicitation

The Company and certain of its respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Requisite Shareholder Approval matters. Information about the directors and officers of the Company is set forth in its Definitive Proxy Statement on Schedule 14A for its 2016 annual meeting of shareholders, which was filed with the SEC on April 6, 2016, as well as its Current Reports on Form 8-K filed with the SEC on April 7, 2016, May 24, 2016, August 22, 2016, October 25, 2016, February 2, 2017 and March 3, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this Current Report on Form 8-K that are forward-looking and that provide information other than historical fact involve risks and uncertainties that may materially affect the Company’s results of operations. Actual results may differ materially from those predicted as a result of factors over which the Company has no control. Such factors include, but are not limited to, the Company’s ability to obtain the Requisite Shareholder Approvals, the filing of the Proxy Statement with the SEC, future issuances of Common Stock as PIK interest payments and the Company’s ability to maintain compliance with the covenants in the Indenture and 1.75 Lien Term Loan Credit Agreement and the Company’s other debt agreements. A discussion of the risks and uncertainties with respect to the Company is set forth in its filings with the SEC. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 15, 2017, by and among EXCO Resources, Inc., as issuer, certain of its subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee and collateral trustee.

10.1	Purchase Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., certain of its subsidiaries, and the purchaser signatories thereto.

10.2	Form of Backstop Commitment Fee Election Letter.

10.3	Purchase Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., Hamblin Watsa Investment Counsel Ltd., as administrative agent under the Fairfax Second Lien Credit Agreement, Wilmington Trust, National Association, as administrative agent under the Exchange Second Lien Credit Agreement, and each of the other undersigned parties thereto.

10.4	1.75 Lien Term Loan Credit Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., as borrower, certain subsidiaries of borrower, as guarantors, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral trustee.

10.5	First Amendment to Term Loan Credit Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., as borrower, certain subsidiaries of borrower, as guarantors, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral trustee.

10.6	Form of Financing Warrant.

10.7	Form of Commitment Fee Warrant.

10.8	Form of Amendment Fee Warrant.

10.9	Intercreditor Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., JPMorgan Chase Bank, N.A., as original priority lien agent, and Wilmington Trust, National Association, as second lien collateral trustee and original third lien collateral agent.

10.10	Collateral Trust Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., the grantors and guarantors from time to time party thereto, Wilmington Trust, National Association, as trustee under the second lien indenture and collateral trustee, and the other parity lien debt representatives from time to time party thereto.

10.11	Amended and Restated Collateral Trust Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., the grantors and guarantors from time to time party thereto, Wilmington Trust, National Association, as administrative agent and collateral trustee, and the other parity lien debt representatives from time to time party thereto.

10.12	Registration Rights Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc. and the investors specified on the signatures thereto.

10.13	Seventh Amendment to Amended and Restated Credit Agreement, dated as of March 15, 2017, among EXCO Resources, Inc., as borrower, certain subsidiaries of borrower, as guarantors, the lender parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release, dated March 15, 2017, issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: March 15, 2017	By:	/s/ Heather Lamparter
	Name:	Heather Lamparter
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 15, 2017, by and among EXCO Resources, Inc., as issuer, certain of its subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee and collateral trustee.

10.1	Purchase Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., certain of its subsidiaries, and the purchaser signatories thereto.

10.2	Form of Backstop Commitment Fee Election Letter.

10.3	Purchase Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., Hamblin Watsa Investment Counsel Ltd., as administrative agent under the Fairfax Second Lien Credit Agreement, Wilmington Trust, National Association, as administrative agent under the Exchange Second Lien Credit Agreement, and each of the other undersigned parties thereto.

10.4	1.75 Lien Term Loan Credit Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., as borrower, certain subsidiaries of borrower, as guarantors, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral trustee.

10.5	First Amendment to Term Loan Credit Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., as borrower, certain subsidiaries of borrower, as guarantors, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral trustee.

10.6	Form of Financing Warrant.

10.7	Form of Commitment Fee Warrant.

10.8	Form of Amendment Fee Warrant.

10.9	Intercreditor Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., JPMorgan Chase Bank, N.A., as original priority lien agent, and Wilmington Trust, National Association, as second lien collateral trustee and original third lien collateral agent.

10.10	Collateral Trust Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., the grantors and guarantors from time to time party thereto, Wilmington Trust, National Association, as trustee under the second lien indenture and collateral trustee, and the other parity lien debt representatives from time to time party thereto.

10.11	Amended and Restated Collateral Trust Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc., the grantors and guarantors from time to time party thereto, Wilmington Trust, National Association, as administrative agent and collateral trustee, and the other parity lien debt representatives from time to time party thereto.

10.12	Registration Rights Agreement, dated as of March 15, 2017, by and among EXCO Resources, Inc. and the investors specified on the signatures thereto.

10.13	Seventh Amendment to Amended and Restated Credit Agreement, dated as of March 15, 2017, among EXCO Resources, Inc., as borrower, certain subsidiaries of borrower, as guarantors, the lender parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release, dated March 15, 2017, issued by EXCO Resources, Inc.